EXHIBIT 99.1

AUDITED FINANCIAL STATEMENTS FOR FOREIGN BUSINESS ACQUIRED

Soft-ex Holdings Limited

Consolidated Financial Statements

Year Ended 30 April 2014 and 30 April 2013

Soft-ex Holdings Limited	Financial statements 2014

CONTENTS

Page

DIRECTORS AND OTHER INFORMATION	2

INDEPENDENT AUDITORS' REPORT	3 - 4

CONSOLIDATED PROFIT AND LOSS ACCOUNT	5

CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES	6

RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS	6

CONSOLIDATED BALANCE SHEET	7

CONSOLIDATED CASH FLOW STATEMENT	8

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS	9 - 24

1

Soft-ex Holdings Limited

DIRECTORS AND OTHER INFORMATION

Board of Directors at 30 April 2014	Solicitors

Ian Sparling	A & L Goodbody
Nick Koumarianos	IFSC
Lee Barbieri (US)	North Wall Quay
John O'Regan	Dublin 1
Lewis Leith
Gerald Currid
Niall Carroll

Secretary and Registered Office	Bankers

Goodbody Secretarial Limited	Bank of Ireland
Soft-ex House	College Green
South County Business Park	Dublin 2
Foxrock
Dublin 18

Auditors

PricewaterhouseCoopers
Chartered Accountants and Registered Auditors
One Spencer Dock
North Wall Quay
Dublin 1

2

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders of Soft-ex Holdings Limited

We have audited the accompanying consolidated financial statements of Soft-ex Holdings Limited and its subsidiaries, which comprise the consolidated balance sheets as of 30 April 2014 and 30 April 2013, and the related consolidated statements of profit and loss, total recognized gains and losses, reconciliation of movement in shareholders’ fund, and cash flow for the years then ended.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting standards generally accepted in Ireland; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Soft-ex Holdings Limited and its subsidiaries at 30 April 2014 and 30 April 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting standards generally accepted in Ireland.

3

Emphasis of Matter

As discussed in Note 25 to the consolidated financial statements, the Company prepares its financial statements in accordance with accounting standards generally accepted in Ireland, which differs from accounting principles generally accepted in the United States of America. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers

Dublin, Ireland

July 9th, 2014

4

Soft-ex Holdings Limited

CONSOLIDATED PROFIT AND LOSS ACCOUNT

	Notes	Year ended 30 April 2014 €'000	Year ended 30 April 2013 €'000

Group turnover	3	4,297	4,687

Cost of sales (exclusive of items shown separately below)		(220)	(214)

Gross profit		4,077	4,473

Net operating expenses	5	(4,030)	(3,868)

Profit on disposal of fixed assets		6	-

Group operating profit		53	605

Interest receivable and similar charges	4	32	73

Profit on ordinary activities before taxation	5	85	678

Taxation on profit on ordinary activities	6	(60)	(46)

Profit on ordinary activities after taxation		25	632

Minority interests		(89)	(102)

(Loss)/Profit for the financial year		(64)	530

There is no difference between the profit on ordinary activities before taxation and the (loss)/profit absorbed/retained for the year and their historical cost equivalents.

Turnover and operating profit arose solely from continuing operations.

5

Soft-ex Holdings Limited

CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

	Year ended 30 April 2014 €'000	Year ended 30 April 2013 €'000

(Loss)/Profit for the financial year	(64)	530

Translation adjustments on foreign currency net investments	(10)	(13)

Total recognized (losses)/gains for the year	(74)	517

RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

	Year ended 30 April 2014 €'000	Year ended 30 April 2013 €'000

Opening shareholders' funds	3,853	3,323
(Loss)/Profit for the financial year	(64)	530
Movement on share option reserve	80	13
Translation adjustments on foreign currency net investments	(10)	(13)

Closing shareholders' funds	3,859	3,853

6

Soft-ex Holdings Limited

CONSOLIDATED BALANCE SHEET

	Notes	As at 30 April 2014 €'000	As at 30 April 2013 €'000

Fixed assets
Tangible assets	7	241	132
Intangible assets	8	336	491
		577	623

Current assets
Stocks	10	37	6
Debtors	11	1,214	1,469
Cash at bank and in hand		3,475	3,047
		4,726	4,522

Creditors - amounts falling due within one year	12	(1,412)	(1,291)

Net current assets		3,314	3,231

Total assets less current liabilities		3,891	3,854

Creditors - amounts falling due after one year	13	(31)	-

Net assets		3,860	3,854

Capital and reserves
Called up share capital	14	198	198
Share premium account	16	2,986	2,986
Share option reserve	16	143	63
Other reserve	16	(66)	(56)
Profit and loss account	16	598	662

Shareholders' funds		3,859	3,853

Minority interest		1	1

Capital employed		3,860	3,854

7

Soft-ex Holdings Limited

CONSOLIDATED CASH FLOW STATEMENT

	Notes	Year ended 30 April 2014 €'000	Year ended 30 April 2013 €'000

Net cash inflow from operating activities	17	704	732

Returns on investments and servicing of finance
Interest received		44	44
Dividend paid to minority interests		(89)	(102)
Net cash outflow from returns on investments and servicing of finance		(45)	(58)

Taxation
Corporation tax paid		(91)	(8)

Capital expenditure and financial investment
Payment to acquire fixed assets		(196)	(192)
Proceeds from disposal of fixed assets		6	-
Net cash outflow from investing activities		(190)	(192)

Net cash inflow before financing	18 /19	378	474

Financing
Decrease in debt due within one year		-	(32)
Finance Lease Receipt		50	-
Capital element of finance leases repaid		(3)	(4)
Net cash inflow from financing		47	(36)

Increase in net cash	18 /19	425	438

8

Soft-ex Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1	Accounting policies

The significant accounting policies adopted by the group are as follows:

Basis of preparation
The financial information relating to Soft-ex Holdings Limited and its subsidiaries included in this document does not comprise statutory financial statements as referred to in Regulation 40 of the European Communities (Companies: Group Accounts) Regulations, 1992 copies of which would be required by those regulations to be attached to the annual return of the company if the group had not met the size exemptions in Regulation 7.

The group financial statements have been prepared in accordance with accounting standards generally accepted in Ireland and Irish statute comprising the Companies Acts, 1963 to 2012. Accounting standards generally accepted in Ireland in preparing financial statements giving a true and fair view are those published by the Institute of Chartered Accountants in Ireland and issued by the Accounting Standards Board.

The preparation of the financial statements requires the directors to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts included in the profit and loss account for the year.

Actual results could differ from those estimates. Estimates are used principally when accounting for turnover, provisions required in respect of doubtful debts, depreciation, impairment charges and taxation payable.

Historical cost convention
The group financial statements have been prepared under the historical cost convention.

Consolidation
The group financial statements consolidate the financial statements of the company and all of its subsidiary undertakings made up to 30 April 2014.

The results of subsidiary undertakings acquired or disposed of in the year are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal.

Acquisitions of companies are accounted for under acquisition accounting rules. Goodwill represents the excess of the consideration paid for the acquisition of shares in subsidiaries and associated undertakings over the fair value of their separable net assets acquired.

Revenue recognition
The group’s revenue is derived from telecommunications software license fees and related hardware, maintenance and managed services. Revenue is recognised to the extent that it is probable that the economic benefits will flow to the company and the revenue can be reliably measured. Revenue is measured at the fair value of the consideration receivable, excluding discounts, rebates and other value added or sales taxes.

Where the group enters into a multiple element arrangement, revenue is allocated between the elements based on the reliable fair values of the various elements. The portion of the fee allocated to an element is recognised in accordance with the criteria set out below.

If the group cannot objectively determine the fair value of any undelivered element included in a multiple element arrangement, the company defers revenue until all elements have been delivered, or until fair value can be objectively determined except where the only undelivered element for which fair value has not been determined is services.

The group recognises revenue from software licences which are sold as a perpetual licence and which do not involve the significant production, modification or customisation of the software when the software is delivered.

9

Soft-ex Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

1	Accounting policies - continued

Revenue recognition - continued
The group recognises revenue from software licences which are sold as term licences, which do not involve the significant production, modification or customisation of the software evenly over the licence term once the software has been delivered.

Where an arrangement to deliver software which is sold as a perpetual licence, involves significant production, modification or customisation, the software is not recognised until such time as the software has been accepted by the client. Set up fees are recognised once the software has been delivered.

Where an arrangement to deliver software involves significant production, modification or customisation, software sold as a term licence is recognised evenly over the licence term from the date the software is accepted by the client.

The group recognises other managed service revenue when earned. Services provided on a time and materials basis are recognised in the period that the services are provided.

Maintenance services are recognised rateably over the term of the maintenance agreement, generally twelve months.

Research and development
Research expenditure is written off to the profit and loss account in the year in which it is incurred. Development expenditure is written off in the same way unless the directors are satisfied as to the technical, commercial and financial viability of individual projects. In this situation, the expenditure is capitalised and amortised over the period during which the company is expected to benefit from the asset.

Research and development tax credits are taken to the Profit and Loss account when they have been validated and received.

Intangible assets
Intangible assets are initially measured as cost.

Purchased goodwill arising on the acquisition of a business represents the excess of the fair value of the acquisition cost over the fair value of the identifiable net assets when they were acquired. Any excess of the aggregate of the fair value of the identifiable net assets acquired over the fair value of the acquisition cost is negative goodwill.

Capitalised software costs consist of external direct costs of labour, materials and services consumed in developing or obtaining the software. Capitalisation of these costs will cease no later than the point at which the project is substantially complete and ready for its internal purpose. When the assets come into use, these costs are amortised over 3 years.

The expected useful lives of intangible assets are reviewed annually.

Foreign currencies
The consolidated financial statements are expressed in euros (€).

Transactions in foreign currencies are recorded at the rate ruling at the date of the transactions. The resulting monetary assets and liabilities are translated at the balance sheet rate and the exchange differences are dealt with in the profit and loss account.

The group’s net investments in foreign currency subsidiary undertakings are translated at the rate ruling at the balance sheet date. The profits and losses of foreign currency subsidiary undertakings are translated at average rates for the year. Exchange differences resulting from the re-translation of the opening balance sheets of foreign currency subsidiary undertakings at closing rates, together with the differences on the translation of the profit and loss accounts, are dealt with through reserves and reflected in the statement of total recognised gains and losses.

Where net investments are matched in whole or in part by foreign currency borrowings, the exchange differences arising on the re-translation of such borrowings are also recorded as reserve movements and reflected in the statement of total recognised gains and losses.

10

Soft-ex Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

1	Accounting policies - continued

Tangible assets
Fixed assets are stated in the balance sheet at cost less accumulated depreciation.

Depreciation is provided at rates calculated to write-off the cost less estimated residual value of each asset, on a straight line basis over its expected useful life as follows:

Leasehold improvements	Over the period of lease
Motor vehicles	4 years
Computer equipment	3 years
Fixtures and fittings	10 years
Office furniture	5 years

Current and deferred taxation
The charge for taxation is based on the results for the year. Tax losses utilised for group relief are transferred between group members. Charges for group relief are determined on a case by case basis.

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. Deferred tax assets are only recognised to the extent that tax losses carried forward are considered more likely than not to be recoverable against future taxable profits in the relevant entity.

Timing differences are temporary differences between profits as computed for tax purposes and profits as stated in the financial statements, which arise because certain items of income and expenditure in the financial statements are dealt with in different years for tax purposes.

Deferred tax is measured at the tax rates that are expected to apply in the years in which the timing differences are expected to reverse based on tax rates and laws that have been enacted or substantively enacted by the balance sheet date. Deferred tax is not discounted.

Debtors
Debtors are stated in the balance sheet at estimated net realisable value. Net realisable value is the invoiced amount less provisions for bad and doubtful debts. Provisions are made specifically against debtors where there is evidence of a dispute or an inability to pay. An additional provision is made where necessary based on an analysis of balances by age of debtor, payment history, previous losses experienced and general economic conditions.

Pensions
The group operates a defined contribution scheme covering the majority of its employees. The costs of the pension scheme are charged in the profit and loss account as incurred.

Leased assets
Tangible fixed assets acquired under finance leases are included in the balance sheet at their equivalent capital value and are depreciated over the shorter of the lease term and their useful lives. The corresponding liabilities are recorded as a creditor and the interest element of the finance lease rentals is charged to the profit and loss account on an annuity basis.

Operating lease rentals are charged to the profit and loss account on a straight line basis over the lease term.

Stocks
Stocks are stated at the lower of cost and net realisable value. In the case of goods for resale cost is defined as the aggregate cost of acquiring such stocks from third parties. Net realisable value is based on normal selling price, less further costs expected to be incurred to disposal.

Revenue grants
Revenue grants representing government employment aids are recognised in the profit and loss account when they are receivable.

11

Soft-ex Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

1	Accounting policies - continued

Share-based payment transactions
The group operates an equity-settled, share based compensation plan. The fair value of the employee services received in exchange for the grant of the options is recognised as an expense. The total amount to be expensed over the vesting period is determined by reference to the fair value of the options granted. At each balance sheet date the group revises its estimates of the number of options that are expected to become exercisable.

It recognises the impact of the revision of original estimates, if any, in the profit and loss account, with a corresponding adjustment to equity.

2	Employees

	Year ended 30 April 2014 Number	Year ended 30 April 2013 Number

The average number of persons employed by the group (including directors) during the year was as follows:

Administration	6	7
Sales and support	24	24
Manufacturing and development	15	14
	45	45

	Year ended 30 April 2014 €'000	Year ended 30 April 2013 €'000

The staff costs comprise:

Salaries	2,234	2,259
Social welfare costs	247	236
Other pension costs	80	72
Share based payments	80	13
	2,641	2,580

3	Turnover

Turnover comprises sales of computer telecommunications software, products and managed services. The geographical analysis of turnover is as follows:

	Year ended 30 April 2014 €'000	Year ended 30 April 2013 €'000

Republic of Ireland	1,481	1,450
United Kingdom	1,998	2,273
Rest of Europe	395	472
South America	12	8
Rest of World	411	484
	4,297	4,687

12

Soft-ex Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

4	Interest receivable and similar income

	Year ended 30 April 2014 €'000	Year ended 30 April 2013 €'000

Interest received	32	73

5	Profit on ordinary activities before taxation

	Year ended 30 April 2014 €'000	Year ended 30 April 2013 €'000

The profit on ordinary activities before taxation is stated after charging the following reported within net operating expenses:

Directors' emoluments:
- Salaries and pensions	283	271
- Fees	3	3
Auditors' remuneration:
- Audit services	26	36
- Non audit services	78	-
Depreciation	77	73
Software amortisation	168	-

Operating lease rentals:
- Land and buildings	206	206
- Other equipment and vehicles	52	38

6	Tax on profit on ordinary activities

	Year ended 30 April 2014 €'000	Year ended 30 April 2013 €'000

The tax charge is made up as follows:
Adjustment in relation to prior year	4	(16)

Current tax:
Irish corporation tax for the year	56	62
Total tax charge	60	46

The current tax charge differs from the charge that would result from applying the standard rate of Irish corporation tax to the profit on ordinary activities.

	Year ended 30 April 2014 €'000	Year ended 30 April 2013 €'000

Profit on ordinary activities before tax	85	678

Profit on ordinary activities multiplied by the average rate of Irish corporation tax for the year of 12.5% (2013: 12.5%)	11	85

Effects of:
Expenses not deductible for tax purposes and short term timing differences	13	17
Short term timing differences on fixed assets	9	(1)
Higher tax rates on interest & other income	26	9
Utilised losses/losses carried forward	(3)	(48)
	56	62

13

Soft-ex Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

A potential deferred tax asset of €221,964 (2013:€207,658) arising principally from trading losses and other temporary timing differences has not been recognised. The directors believe that sufficient taxable profits to utilise the losses will arise in the future, but there is currently insufficient evidence to support the recognition of a deferred tax asset. These losses may be carried forward indefinitely under taxation law.

7	Tangible fixed assets

	Motor vehicles €'000	Office furniture and fittings €'000	Computer and office equipment €'000	Leasehold improvements €'000	Total €'000

Cost
At 1 May 2013	254	103	1,646	147	2,150
Additions during year	176	7	1	-	184
Exchange Adjustments	4	-	4	-	8
Disposals during the year	(72)	-	-	-	(72)

At 30 April 2014	362	110	1,651	147	2,270

Depreciation
At 1 May 2013	235	98	1,538	147	2,018
Charged in the year	14	2	61	-	77
Exchange Adjustments	-	1	5	-	6
Depreciation on disposal	(72)	-	-	-	(72)

At 30 April 2014	177	101	1,604	147	2,029

Net book amounts
At 1 May 2013	19	5	108	-	132
At 30 April 2014	185	9	47	-	241

The net book value of tangible fixed assets includes assets held under finance leases. The net book value of these assets was €51,145 (2013: €nil) and the depreciation charge was €1,192 (2013: €4,771).

14

Soft-ex Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

8	Intangible assets

	Capitalised Software €'000	Total €'000
Cost
At 1 May 2013
Additions during year	491	491
At 30 April 2014	13	13
	504	504
Accumulated amortisation
At 1 May 2013
Amortisation	-	-
At 30 April 2014	168	168
	168	168
Net book amount
At 1 May 2013	491	491
At 30 April 2014	336	336

The addition relates to software development expenditure which has been capitalised. The costs relate to specific enhancement to the Company's proprietary software.

9	Investments in subsidiary companies

Details of investments in subsidiary companies held by the group or company at 30 April 2014.

Name	Nature of business	% Holding	Registered office

Gutteridge Limited	Holding company	100%	South County Business Park, Leopardstown, Dublin 18

Soft-ex Communications Limited	Provision of telecommunication management software	100%	South County Business Park, Leopardstown, Dublin 18

Soft-ex Communications Systems Limited	Provision of telecommunication management software	100%	South County Business Park, Leopardstown, Dublin 18

Tambrake Limited	Patent holding	100%	South County Business Park, Leopardstown, Dublin 18

Soft-ex BV	Provision of telecommunication management software	100%	Stoomloggerweg 4b, 3133KT Vlaardingen, Netherlands

Soft-ex UK Limited	Provision of telecommunication management software	100%	3B Juno House, Calleva Park, Aldernaston, Berkshire, RG7 8RA England

As set out in note 24, certain subsidiaries were disposed on 01 May, 2014.

15

Soft-ex Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

10	Stocks

	2014 €'000	2013 €'000

Finished goods	37	6

The replacement cost of stocks does not differ materially from the amounts shown above.

11	Debtors

	2014 €'000	2013 €'000

Trade debtors	936	1,184
Other debtors	20	4
Corporation tax	29	-
Prepayments and accrued income	229	281
	1,214	1,469

12	Creditors - amounts falling due within one year

	2014 €'000	2013 €'000

Trade creditors	162	191
Accruals and deferred income	1,072	949
Obligations under finance leases (note 22)	17	-
Corporation Tax	21	23
Value added tax	69	63
PAYE/PRSI	71	65
	1,412	1,291
Creditors for taxation and social welfare included above	161	151

13	Creditors - amounts falling due after one year

	2014 €'000	2013 €'000

Obligations under finance leases (note 22)	31	-
	31	-

14	Called up share capital

	2014 €'000	2013 €'000

Authorised
700,000 ordinary shares of €1 each	700	700
100,000 'A' preferred ordinary shares of €1 each	100	100
200,000 convertible deferred shares of €1 each	200	200
	1,000	1,000

16

Soft-ex Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

14	Called up share capital

	2014 €'000	2013 €'000

Allotted, called up and fully paid
81,749 ordinary shares of €1 each	82	82
100,000 'A' preferred ordinary shares of €1 each	100	100
16,250 convertible deferred shares of €1 each	16	16
	198	198

The various classes of shares rank pari passu in all respects. The "A" deferred ordinary shares and the convertible deferred shares carry no voting rights. Furthermore the "A" preferred ordinary shares have certain priorities over the ordinary shares in relation to the sales proceeds or the return of capital and the convertible deferred shares are entitled only to the return of the amount paid up or credited as paid upon a return of assets on liquidation or otherwise. The convertible deferred shares are not entitled to dividends.

Each deferred share shall convert into one ordinary share immediately prior to an exit event, as defined in the shareholders agreement.

15	Share options

At 30 April 2014, the following share options had been granted by the group, at market value, to certain employees and shareholders and remained outstanding:

Number of shares	1 option price per share
1,500	€1

Shares options are exercisable on the occurrence of a Liquidity Event as defined in the Soft-ex Holdings Limited Share Option Plan 2005.

Share based payments
The group operates an equity-settled share option scheme which provides for share options to be granted to employees and exercised on the occurrence of a Liquidity Event as defined in the share option plan.

Details of the movements in share options outstanding during the year are as follows:

	2014		2013
	Number of share option	Weighted average fair value €	Number of Share options	Weighted average fair value €

Outstanding at the beginning of the year	1,500	61.82	1,500	39.11
Lapsed during the year	-	-	(1,500)	39.11
Granted during the year	-	-	1,500	61.82
Forfeited during the year	-	-	-	-
Exercised during the year	-	-	-	-
Outstanding at the end of the year	1,500	61.82	1,500	61.82

Exercisable at the end of the year	1,500	61.82	1,500	61.82

All of the options issued in 2006 lapsed in March 2013. Options with the exact same rights were issued to replace these options in April 2013 which gave rise to a new charge.

The options outstanding at the end of the year have a weighted average remaining contractual life of five years (2013: six years).

17

Soft-ex Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

15	Share options - continued

The group recognised an expense of €79,486 in the year to 30 April 2014 (2013: €13,247) related to equity-settled share based payment transactions, recognising the liability for all remaining years of the current scheme.

Expected volatility is based on the weighted average historic volatility over a period equal to the weighted average expected life of 7 years.

16	Reserves

	Share option reserve €’000	Share premium €'000	Other reserve €'000	Profit and loss account €'000	Total €'000

Balance at beginning of year	63	2,986	(56)	662	3,655
Loss for the financial year	-	-	-	(64)	(64)
Translation adjustments on foreign currency net investments	-	-	(10)	-	(10)
Movement on share option reserve	80	-	-	-	80

Balance at end of year	143	2,986	(66)	598	3,661

17	Reconciliation of operating profit to net cash inflow from operating activities

	2014 €'000	2013 €'000

Group Operating profit	53	605
Depreciation and amortisation	245	73
(Increase)/Decrease in stock	(31)	-
Decrease in debtors	274	59
Decrease/Increase in creditors	99	(35)
Profit on disposal of fixed assets	(6)	-
Share option costs	80	13
Effect of changes in exchange rates	(10)	17

Net cash inflow from operating activities	704	732

18	Reconciliation of net cash flow to movement in net funds

	2014 €'000	2013 €'000

Increase in cash and cash equivalents	425	438
Movement in loans	-	32
Finance Lease Receipt	(50)	-
Capital element of finance leases repaid	3	4
Effect of changes in exchange rates	1	-

Movement in net funds in the year	379	474
Net funds at beginning of year	3,047	2,573

Net funds at end of year	3,426	3,047

18

Soft-ex Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

19	Analysis of net funds

	At 30 April 2013 €'000	Cash flow €'000	Other non-cash movement €'000	At 30 April 2014 €'000

Cash balances and call deposits	3,047	425	3	3,475
Loans due within one year	-	-	-	-
Finance leases	-	(47)	(2)	(49)

Net funds	3,047	378	1	3,426

20	Commitments

At 30 April 2014 the group had annual commitments under non-cancellable operating leases expiring as follows:

	Land and buildings €'000	Other €'000	Total €'000

Within one year	-	7	7
Between one and five years	26	6	32
After five years	162	-	162
	188	13	201

21	Related party transactions

Consultancy fees of €24,110 (2013: €21,380) have been expensed to the profit and loss account in respect of persons who were also directors of group companies.

The group has a consulting arrangement with Athena Management Limited for the services of Nick Koumarianos as Chairman of Soft-ex Communications Limited. The charge for the current year in respect of these services is €19,110 (2013: €16,380).

The group rents premises at South County Business Park under a thirty-five year lease in which two of the shareholders of Soft-ex Holdings Limited (Messrs Leith and Stewart) have an interest. The rentals payable under the lease are subject to renegotiation at five year intervals specified in the lease. The annual rentals under the lease are currently €162,500.

22	Finance leases

	2014 €'000	2013 €'000

Future minimum payments under finance leases are as follows:
Within one year (note 12)	17	-
Between one and five years (note 13)	31	-
	48	-

19

Soft-ex Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

23	Contingent liabilities

Research and development grants
The group has received grants from Enterprise Ireland, the Irish government enterprise development agency, which are subject to terms and conditions, including provision for grant repayment in certain circumstances, up to 5 years after the receipt of the grant payment. In the opinion of the directors such circumstances are unlikely to occur.

The contingent liability for grant repayment, where the repayment period had not expired was €314,240, at 30 April 2014 (€486.140 at 30 April 2013). The remaining contingent liability will expire at 5 April 2016.

24	Post Balance Sheet Events

On 1 May 2014, WidePoint Global Solutions , Inc. (“WGS”) entered into an a Share Sale & Purchase Agreement (the “Agreement”) with Gutteridge Limited, a wholly owned subsidiary of Soft-ex Holdings Limited and the shareholders of Soft-ex Holdings Limited, pursuant to which WGS purchased all of the outstanding equity of Soft-ex Communications Limited (”SCL”). SCL has two operating subsidiaries, Soft-ex BV and Soft-ex (UK) Limited, which maintain offices and operations in the Netherlands and the United Kingdom, respectively.

The Agreement contains customary representations, warranties and indemnities. The purchase price for the outstanding equity of SCL consisted of (i) the payment at closing of cash in the amount of €3.6 million ( $5.0 million), subject to a post-closing net working capital adjustment, and (ii) the receipt of a subordinated unsecured loan note in the principal amount of €0.7 million ($1.0 million) (the “Note”). The Note accrues interest at the annual rate of 3% and provides for a lump sum payment of principal and interest on May 31, 2015; provided however that in the event that SCL fails to generate gross revenue for the three (3) months ending April 30, 2015 that is at least equal to 75% of the gross revenue generated by SCL for the three (3) months immediately preceding the acquisition of SCL, then the full face value of the Note shall be abrogated and all obligations of WGS under the Note shall be cancelled and waived. The amounts due and owing under the Note will be accelerated to become due and payable in full within 30 days following the consummation of a sale of SCL. The assets acquired by WGS excluded € 2.8 million of cash balances included in the Group Balance Sheet at 30 April 2014.

On 1 May 2014, the name of Soft-ex Holdings Limited was changed to Orangelake Limited

25	US GAAP Reconciliation

The financial statements of Soft-ex Holdings Group have been prepared in accordance with Irish GAAP, which differs in certain respects from US GAAP

The following tables summarise the principal adjustments which reconcile income for the periods and equity attributable to the equity holders of the Group under Irish GAAP to the amounts that would have been reported if US GAAP had been applied.

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Soft-ex Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

25	US GAAP Reconciliation – continued

Soft-ex Holdings Limited & Subsidiary Companies	Note		30 April 2014 €'000	30 April 2013 €'000

Profit before tax reported under Irish GAAP			84,861	677,619

Adjustments for:
Software revenue recognition – set up fees	25	(a)	(18,358)	(20,595)
Revenue deferral re purchase order status	25	(b)	15,982	(130,562)
Capitalisation of Software Development costs	25	(c)	235,500	140,930
Profit before tax reported under US GAAP			317,985	667,393

Taxation charges reported under Irish GAAP			(59,575)	(45,876)

Adjustments for:
Deferred tax charges related to above adjustments	25	(g)	(29,140)	1,278
Recognition of deferred tax under US GAAP	25	(e)	11,658	(48,206)
Taxation charges reported under US GAAP			(77,058)	(92,804)

Profit after tax reported under Irish GAAP			25,286	631,743
Net adjustments above			215,641	(57,154)
Profit after tax reported under US GAAP			240,927	574,589

Shareholder equity reported under Irish GAAP			3,859,894	3,854,465

Adjustments for:
Software revenue recognition – set up fees	25	(a)	(38,953)	(20,595)
Revenue deferral PO status	25	(b)	(114,580)	(130,562)
Capitalisation of software development costs	25	(c)	376,460	140,930
Deferred tax charges related to above adjustments	25	(g)	(27,862)	1,278
Recognition of deferred tax assets under US GAAP	25	(e)	(36,548)	(48,206)
Deferred tax asset – balance April 30th 2012	25	(e)	65,632	65,632

Shareholder equity reported under US GAAP			4,084,013	3,862,943

25	(a) Software Revenue recognition – Set Up Fees

Soft-ex has billed some customers for Set Up fees for software configuration in respect of Managed Services contracts. Under Irish GAAP Set Up fees are recognised as revenue, when billed and the set-up is complete. For the purposes of US GAAP, these fees are being recognised over the contract lives, which in the cases relevant to the adjustment below; vary from 12 months to 72 months.

The net impacts on revenue for the years ended April 30, 2014 and April 30, 2013 are as follows:

Software set up charges	Cumulative	2014 €'000	2013 €'000

Set up revenue as reported under Irish GAAP	54,039	31,344	22,695
Adjustments to confirm to US GAAP:
Revenue add back	(54,039)	(31,344)	(22,695)
Revenue amortisation	15,086	12,987	2,099

Net revenue deferral under US GAAP	(38,953)	(18,358)	(20,595)

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25	US GAAP Reconciliation – continued

25	(b) Software Revenue recognition - Purchase Order Status

Under Irish GAAP, Soft-ex accrues revenues due, for services provided in the accounting period in accordance with contractual arrangements, where the revenue has not been invoiced at the end of an accounting period, pending receipt of customer purchase order documentation.

Under US GAAP, where the accrued revenue is not supported by customer purchase orders dated before the period end, these revenues have been deferred to the period in which the relevant purchase order confirmation is received.

The net impacts on revenue for the years ended April 30, 2014 and April 30, 2013 are as follows:

Revenue recognition	Cumulative	2014 €'000	2013 €'000

Revenue accrued under Irish GAAP	135,496	135,496	145,214
Revenue with PO dated pre year end	20,916	20,916	14,652
Revenue deferred under US GAAP	(114,580)	(114,580)	(130,562)
Revenue recognised in subsequent year	-	130,562	-

Net revenue deferral under US GAAP	(114,580)	15,982	(130,562)

25	(c) Capitalisation of Software Development costs

Under Irish GAAP, Soft-ex has capitalised software development costs in relation only to third party external costs incurred. These capitalised costs are amortised over a 3 year term, commencing from the date the relevant software is released for customer use.

For the purposes of US GAAP, additional identifiable internal payroll costs have been capitalised, which will be amortised over a 3 year term, commencing from the date the relevant software is released for customer use.

The software developed from the additional internal costs incurred in the 2 years ended 30 April 2014 was not released for customer use at 30 April 2014 and no amortisation has been effected to that date.

The net impacts for the years ended April 30, 2014 and April 30, 2013 are as follows:

Software development costs	Cumulative	2014 €'000	2013 €'000

Software development external costs capitalised under Irish GAAP	503,446	12,662	490,784
Software development costs amortised under Irish GAAP	(167,815)	(167,815)	-
Net book value of Software development costs Irish GAAP – at year end	335,631	335,631	490,784

Additional software development internal costs capitalised under US GAAP	376,430	235,500	140,930
Software development internal costs amortised under US GAAP	-	-	-
Net book value of software development costs US GAAP – at year end	376,430	376,430	140,930

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25	US GAAP Reconciliation – continued

25	(c) Capitalisation of Software Development costs – continued

Software development costs - continued	Cumulative	2014 €'000	2013 €'000

Total software development costs Irish GAAP & US GAAP	879,877	248,162	631,714
Total software development costs amortised Irish GAAP & US GAAP	(167,815)	(167,815)	-
Net book value of software development costs Irish GAAP & US GAAP	712,062	712,062	631,714

Net impact on operating expenses under US GAAP	376,430	235,500	140,930
Net impact on amortisation expenses under US GAAP	-	-	-
Net impact on income statement under US GAAP	376,430	235,500	140,930

25	(d) Deferred tax

Under Irish GAAP, Deferred Tax Assets have not been recognised in the Income Statements or Balance Sheets, but are identified in Notes to the Financial Statements, as follows:

	30 April 2014 €	30 April 2013 €

Soft-ex Communications Limited	26,367	14,709
Soft-ex (UK) Limited	192,879	192,950
Soft-ex Holdings Group Total	219,246	207,659

Deferred Tax does not arise in any other group company

25	(e) Soft-ex Communications Limited – main operating company

The component parts of the Deferred Tax Assets of Soft-ex Communications Limited are:

Deferred tax	30 April 2014 €'000	30 April 2013 €'000	30 April 2012 €'000

Trading tax losses	-	-	48,512
Fixed assets – timing difference, depreciation versus tax allowances	14,641	(14,709)	14,403
Other timing differences	2,717	2,717	2,717
Software development costs – timing differences, amortisation versus tax allowances	11,726	-	-
Total deferred tax asset – Soft-ex Communications Limited	29,084	7,426	65,632

Under US GAAP, these assets are recognisable with the following impact on the income statement:

Taxation credit/(charges) – net movement in deferred tax asset	11,658	(48,206)

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25	US GAAP Reconciliation – continued

25	(f) Soft-ex (UK) Limited –sales & marketing subsidiary based in United Kingdom

The component parts of the Deferred Tax Assets of Soft-ex UK Limited are:

	30 April 2014 €	30 April 2013 €

Trading losses – gross	927,258	903,985
Trading losses – deferred tax asset	185,452	180,797
Fixed assets – timing differences, depreciation versus tax allowances	5,232	10,022
Provisions & Accruals – timing differences on tax treatment	2,196	2,131
Total deferred tax asset – Soft-ex (UK) Limited	192,879	192,950

Valuation allowance – Soft-ex (UK) Limited	192,879	192,950

Net deferred tax asset – Soft-ex (UK) Limited	-	-

The Deferred Tax Assets of Soft-ex (UK) Limited are not recognisable in the Income Statements or Balance Sheet under US GAAP, as their realisation is dependent on future generation of substantial taxable profits. As Soft-ex (UK) Limited currently operates as a sales and marketing arm of Soft-ex Communications Limited, on the basis of being reimbursed for its operating costs, there is limited prospect of recovery of the Deferred Tax asset in the short term. A valuation allowance of 100% has therefore been applied to the Deferred Tax Assets related to Soft-ex UK Limited.

25	(g) Taxation charge adjustments related to US GAAP adjustments

The adjustments as described above relating to revenue recognition and software development costs result in adjustments to taxation charges in the Income Statements as follows:

Taxation adjustments	30 April 2014 €	30 April 2013 €

Software revenue recognition – set up fees (see 25(a) above)	(18,358)	(20,595)
Software revenue recognition – purchase order status (see 25(b) above)	15,982	(130,562)
Capitalisation of software development costs (see 25(c) above)	235,500	140,930

Combined impact on income statements	233,124	(10,227)

Tax rate	12.5%	12.5%
Taxation – additional deferred tax charge under US GAAP	(29,140)	1,278
Movement in deferred tax asset (see 25(e) above)	11,658	(48,206)

Combine taxation (charge)/credit in income statement	(17,483)	(46,928)

26	Approval of financial statements

The directors approved the financial statements on 08 July 2014.

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